EXHIBIT 32.1
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002
Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), Stephen Trundle, President and Chief Executive Officer (Principal Executive Officer) of Alarm.com Holdings, Inc. (the “Company”) and Jennifer Moyer, Chief Financial Officer (Principal Financial and Accounting Officer) of the Company, each hereby certifies that, to the best of his or her knowledge:

(1)
The Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2016, to which this Certification is attached as Exhibit 32.1 (the “Quarterly Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

(2)	The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Stephen Trundle
Date: May 10, 2016	Stephen Trundle
President and Chief Executive Officer (Principal Executive Officer)

/s/ Jennifer Moyer
Date: May 10, 2016	Jennifer Moyer
Chief Financial Officer (Principal Financial and Accounting Officer)
This certification accompanies the Quarterly Report to which it relates and shall not be deemed filed by the Company for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section. Such certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.